UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

D. MEDICAL INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Zabotinsky St., Moshe Aviv Tower, Ramat-Gan, Israel	52520
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value NIS 0.32 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-167079

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of ordinary shares, par value NIS 0.32 per share, of D. Medical Industries Ltd. (the “Registrant”) to be registered hereunder is incorporated by reference to the information included under the caption “Description of Share Capital” in the prospectus included in the Registrant’s registration statement on Form F-1 (File No. 333-167079), originally filed with the Securities and Exchange Commission on May 25, 2010, as amended (the “Registration Statement”), and in any form of prospectus filed pursuant to Rule 424(b) under Securities Act of 1933, as amended, in connection with such Registration Statement.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

D. MEDICAL INDUSTRIES LTD.

Dated: July 26, 2010	By:	/S/ EFRAIM ARGAMAN
Name: Efraim Argaman
Title: Chief Executive Officer